UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

VERTIV HOLDINGS CO

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38518

(Commission File Number)

81-2376902

(I.R.S. Employer Identification No.)

505 N. Cleveland Ave., Westerville, Ohio 43082

(Address of principal executive offices and zip code)

614-888-0246

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2024, Vertiv Group Corporation, a Delaware corporation (the “Borrower”) and an indirect wholly-owned subsidiary of Vertiv Holdings Co (the “Company”), Vertiv Intermediate Holding II Corporation, a Delaware corporation (“Holdings”) and the direct parent of the Borrower, as a guarantor, and certain subsidiaries of the Borrower party thereto as guarantors entered into an Amendment No. 4 to Term Loan Credit Agreement (the “Amendment”) with Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the lenders party thereto. The Amendment amends the Term Loan Credit Agreement, dated as of March 2, 2020 (as amended by Amendment No. 1, dated as of March 10, 2021, Amendment No. 2, dated as of June 22, 2023, Amendment No. 3, dated as of December 13, 2023, and as amended by the Amendment, the “Credit Agreement”), by and among Holdings, the Borrower, the Administrative Agent and the lenders from time to time party thereto.

Pursuant to the Amendment, among other modifications, the interest rate margin for the Borrower’s outstanding term loans under the Credit Agreement was reduced by 0.50%, to 2.00% in respect of term loans bearing interest based on the Term SOFR rate and to 1.00% in respect of term loans bearing interest based on a base rate defined in the Credit Agreement. Additionally, pursuant to such Amendment, the Term SOFR adjustments for all interest periods were removed, reducing the interest rate on term loans bearing interest based on the Term SOFR rate (a) for an interest period of one month by 0.11448%, (b) for an interest period of three months by 0.26161%, (c) for an interest period of six months by 0.42826%, and (d) for an interest period of twelve months by 0.71513%.

The maturity date for such term loans remains March 2, 2027, and all other material provisions of the Credit Agreement remain materially unchanged. As of June 13, 2024, the principal amount outstanding under the Credit Agreement was approximately $ 2,112,836,481.35.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Amendment were made only for purposes of that amendment and as of the dates specified therein; were solely for the benefit of certain parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

A copy of a press release issued in connection with the Amendment is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Amendment No. 4 to Term Loan Credit Agreement, dated as of June 13, 2024, by and among Vertiv Group Corporation, as borrower, Vertiv Intermediate Holding II Corporation and certain other affiliates of Vertiv Group Corporation, as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent.

99.1	Press Release, dated June 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2024

VERTIV HOLDINGS CO

By:	/s/ David Fallon
Name:	David Fallon
Title:	Chief Financial Officer

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